EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2022 of RiverNorth Flexible Municipal Income Fund II, Inc. (the “Company”).

I, Patrick W. Galley, the President of the Company, certify that:

(i)	the report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 10, 2023	/s/ Patrick W. Galley
Patrick W. Galley
President

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2022 of RiverNorth Flexible Municipal Income Fund II, Inc. (the “Company”).

I, Jonathan M. Mohrhardt, the Treasurer and Chief Financial Officer of the Company, certify that:

(i)	the report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 10, 2023	/s/ Jonathan M. Mohrhardt
Jonathan M. Mohrhardt
Treasurer and Chief Financial Officer